Exhibit 99.1

Intelligent Bio Solutions Inc. Regains Compliance with Nasdaq Minimum Bid Price Requirement and Confirms Compliance with Minimum Stockholders’ Equity Requirement

NEW YORK, February 16, 2024 – Intelligent Bio Solutions Inc. (“INBS” or the “Company”) (Nasdaq: INBS), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced that on February 13, 2024, it received written notification from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) that the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2), which requires that the Company’s common stock maintain a minimum bid price of $1.00 per share (the “Minimum Bid Price Requirement”).

The Nasdaq staff made this determination of compliance after the closing bid price of the Company’s common stock was at $1.00 per share or greater for the prior 11 consecutive business days (from January 29, 2024, to February 12, 2024). Accordingly, the Company is now in compliance with the Minimum Bid Price Requirement for continued listing, and Nasdaq considers the matter closed.

On February 13, 2024, Nasdaq confirmed that upon filing of the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2023, the Company had for that period evidenced compliance with Nasdaq Listing Rule 5550(b)(1), which requires maintaining a minimum stockholders’ equity of $2.5 million (“Stockholders’ Equity Requirement”); and that the condition to remain in compliance with the Stockholders’ Equity Requirement was met, as per Nasdaq’s compliance determination of January 2, 2024.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (NASDAQ: INBS) is a medical technology company delivering innovative, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. Additionally, the Company’s biosensor platform has the potential to test for up to 130 indications, ranging from glucose to immunological conditions and communicable diseases. The Company’s current customer segments include construction, manufacturing and engineering, transport and logistics firms, drug treatment organizations, and coroners.

For more information, visit: http://www.ibs.inc/

Forward-Looking Statements:

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact:

Intelligent Bio Solutions Inc.

info@ibs.inc

LinkedIn | Twitter

Media Contact:

Cheryl Billson

Comma Communications

cheryl.billson@commacomms.com

+44 (0)7791 720460